AMERICAN FINANCIAL GROUP, INC.
EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Annual Report of American Financial Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011 (the “Report”), the undersigned officers of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2012 Date	BY:	/s/ Carl H. Lindner III Carl H. Lindner III
Co-Chief Executive Officer

February 28, 2012	BY:	/s/ S. Craig Lindner

Date		S. Craig Lindner
Co-Chief Executive Officer

February 28, 2012	BY:	/s/ Keith A. Jensen

Date		Keith A. Jensen
Senior Vice President
(principal financial and accounting officer)
A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.